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                                FIRST AMENDMENT
                          TO STOCK PURCHASE AGREEMENT

         This FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is
entered into this   17th   day of    April    , 1996 by and between Biomatrix,
Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 65 Railroad Avenue, Ridgefield, New Jersey 07657 U.S.A. ("Biomatrix") and Syntex Pharmaceuticals International Limited, a Bermudan corporation with its registered office at The Corner House, 20 Parliament Street, Hamilton HM 12, Bermuda ("Syntex").

         WHEREAS, Biomatrix and Syntex are parties to a Distribution Agreement dated 9 November 1993 (the "First Distribution Agreement") and a Second Distribution Agreement dated 23 June 1994 (the "Second Distribution Agreement");

         WHEREAS, in connection with the Second Distribution Agreement, Biomatrix and Syntex entered into a Stock Purchase Agreement dated 23 June 1994 (the "Stock Purchase Agreement"), pursuant to which Syntex purchased 355,000 shares of the common stock of Biomatrix;

         WHEREAS, concurrently with this Amendment, Biomatrix and Syntex are amending and restating the First Distribution Agreement and the Second Distribution Agreement in their entirety pursuant to a Restated Distribution Agreement (the "Restated Distribution Agreement"); and

         WHEREAS, in connection with the Restated Distribution Agreement, Biomatrix and Syntex desire to amend the Stock Purchase Agreement in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.       INTERPRETATION.

         The Stock Purchase Agreement shall continue in full force and effect save as amended by this Amendment and, without prejudice to any provision contained herein or therein, references herein and therein to such Agreement shall, in the absence of an express indication to the contrary, be construed (from the date hereof) as a reference to such Agreement as amended hereby.
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2.       AMENDMENTS.

         (a) Section 7 of the Stock Purchase Agreement shall be deleted in its entirety and replaced by the following:

     "7.         LOCK-UP OBLIGATIONS.

                 (a) For purposes of this Section 7, the term "sell" shall include the terms sell, pledge, hypothecate, encumber, assign, dispose and transfer.

                 (b) Subject at all times to any restrictions imposed by applicable law:

                          (i)     Syntex agrees that, notwithstanding any rule
or regulation of the SEC allowing it to sell, without registration, any or all of the Shares (including without limitation Regulation S of the Securities Act) it shall not under any circumstances sell any of the Shares during the period
from the Closing Date through       *       ; and

                           (ii)    Syntex shall have the right to sell any or
all of the Shares at any time from and after  *."

         (b) Section 10 of the Stock Purchase Agreement shall be deleted in its entirety and replaced by the following:

     "10.        [intentionally omitted]."

3.       REPRESENTATIONS.

         (a) Each party hereto represents and warrants to the other that it has been duly authorised by all necessary corporate action required of it to enter into and deliver this Amendment.

         (b) Each party hereto represents and warrants to the other that it has obtained all consents required by any governmental authority of competent jurisdiction for the execution of this Amendment and the consummation of the transactions contemplated herein.

         (c) Biomatrix represents and warrants to Syntex that this Amendment constitutes the valid and binding obligations of Biomatrix enforceable in accordance with its terms, and Syntex represents and warrants


* Confidential portions have been omitted and filed separately with the Commission
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to Biomatrix that this Amendment constitutes the valid and binding obligations of Syntex enforceable in accordance with its terms.

4.       COSTS AND EXPENSES.

         Each party hereto shall bear its own costs and expenses arising in connection with the execution and delivery of this Amendment.

5.       COUNTERPARTS.

         This Amendment may be executed in several counterparts, each of which, when so executed, shall be deemed an original but all of which shall constitute one instrument, and in making proof of this Amendment it shall not be necessary to produce or account for more than one such counterpart.

6.       GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of New York, United States of America.

         IN WITNESS WHEREOF this Amendment has been entered into on the day and year first herein written.


SYNTEX PHARMACEUTICALS
INTERNATIONAL LIMITED


By:      /s/ John Brough
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Name:    John Brough
Title:   President


BIOMATRIX, INC.


By:      /s/ Endre A. Balasz
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Name:    Endre A. Balazs
Title:   Chief Executive Officer/
         Chief Scientific Officer